UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

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GRAYSON BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-30535 (Commission File Number)	54-1647596 (I.R.S. Employer Identification No.)
113 West Main Street Independence, Virginia (Address of principal executive offices)	24348 (Zip Code)

Registrant’s telephone number, including area code: (276) 773-2811

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 7, 2008, the United States Department of the Treasury, the Federal Reserve and the Federal Housing Finance Agency (FHFA) announced that the FHFA was placing the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) under conservatorship, eliminating dividend payments on Fannie Mae and Freddie Mac common and preferred stock for an unspecified amount of time and giving management control over Fannie Mae and Freddie Mac to their regulator, the FHFA. Subsequent to the announcement the market value of the common and preferred stock of both Fannie Mae and Freddie Mac declined significantly.

The Grayson National Bank (the “Bank), the wholly-owned subsidiary of Grayson Bankshares, Inc. (the “Company”), holds perpetual preferred securities of Freddie Mac with a book value of $1.73 million and a market value of approximately $90 thousand, based on the closing market price of these securities on September 9, 2008. Due to the actions of the United States Government and the uncertainty surrounding Fannie Mae and Freddie Mac, it is unclear when or if the value of these securities will improve. As a result, the Bank expects to record an other-than-temporary impairment (“OTTI”) and take a non-cash charge to earnings in the quarter ending September 30, 2008 related to its investment in the perpetual preferred securities of Freddie Mac. The Bank will continue to evaluate its investment in these securities and expects to make a final determination of related impairment in connection with the preparation of its financial statements for the quarter ending September 30, 2008.

Considering a worst case scenario which assumes a zero value for these securities, management believes that, despite the OTTI charge to earnings, both the Company and the Bank will continue to exceed all capital levels necessary to be considered “well-capitalized” under regulatory guidelines. Neither the Company nor the Bank holds any common stock or any other equity securities issued by Fannie Mae or Freddie Mac.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Such forward-looking statements involve known and unknown risks including, but not limited to, changes in general economic and business conditions, interest rate fluctuations, competition within and from outside the banking industry, new products and services in the banking industry, risk inherent in making loans such as repayment risks and fluctuating collateral values, problems with technology utilized by the Company, changing trends in customer profiles and changes in laws and regulations applicable to the Company. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For additional information on known and unknown risks, see the “Caution About Forward Looking Statements” section in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and other reports filed with and furnished to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYSON BANKSHARES, INC.

(Registrant)

Date: September 12, 2008	By: /s/ Blake M. Edwards

Blake M. Edwards

Chief Financial Officer